SUB-ADVISORY AGREEMENT
                        BETWEEN WELLS FARGO FUNDS TRUST,
                 WELLS FARGO FUNDS MANAGEMENT, LLC AND NEW STAR
                         INSTITUTIONAL MANAGERS LIMITED

      This AGREEMENT is made as of this 1st day of February 2005, between Wells Fargo Funds Trust (the "Trust"), a statutory trust organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, Wells Fargo Funds Management, LLC (the "Adviser"), a limited liability company organized under the laws of the State of Delaware with its principal place of business at 525 Market Street, 12th Floor, San Francisco, California 94105, and New Star Institutional Managers Limited (the "Sub-Adviser"), a company organized under the laws of England and Wales, with its principal place of business at 1 Knightsbridge Green, London, SW1X7NE.

      WHEREAS, the Adviser and the Sub-Adviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

      WHEREAS, the Trust is engaged in business as an open-end investment company with one or more series of shares and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Trust's Board of Trustees (the "Board") has engaged the Adviser to perform investment advisory services for each series of the Trust under the terms of an investment advisory agreement, dated August 6, 2003, between the Adviser and the Trust (the "Advisory Agreement"); and

      WHEREAS, the Adviser, acting pursuant to the Advisory Agreement, wishes to engage the Sub-Adviser, and the Trust's Board has approved the engagement of the Sub-Adviser, to provide investment advisory services to each series of the Trust listed in Appendix A hereto as it may be amended from time to time (each a "Fund" and collectively the "Funds"), and the Sub-Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

      NOW THEREFORE, the Trust, the Adviser and Sub-Adviser agree as follows:

      SECTION 1. APPOINTMENT OF SUB-ADVISER. The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Declaration of Trust, as amended or supplemented from time to time, By-Laws (if any) and Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the 1940 Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in the prospectus and statement of additional information relating to the Funds contained therein and as may be amended or supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Board.


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      Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Funds and provides for certain management and other services as specified in the Advisory Agreement.

      Subject to the direction and control of the Board and the Adviser, the Sub-Adviser shall manage the investment and reinvestment of that portion of the assets of the Fund identified from time to time by the Board or the Adviser (the "New Star Portion") which is allocated to Sub-Adviser from time to time, and without limiting the generality of the foregoing, shall provide the management and other services specified below, all in such manner and to such extent as may be directed from time to time by the Adviser.

      The investment authority granted to the Sub-Adviser with respect to the New Star Portion shall include the authority to exercise whatever powers the Trust may possess with respect to any of its assets held by the Funds, including, but not limited to, the power to exercise rights, options, warrants, conversion privileges, redemption privileges, and to tender securities pursuant to a tender offer. The Sub-Adviser shall not, however, be responsible for voting proxies, for participating in class actions and/or other legal proceedings on behalf of the Funds, but will provide such assistance as is reasonably requested by the Adviser.

      The Sub-Adviser is regulated by the UK Financial Services Authority in the conduct of its regulated activities. The Adviser is an Intermediate Customer within the meaning of the Financial Services and Markets Act 2000 and the Sub-Adviser will provide its services hereunder on that basis.

      SECTION 2. DUTIES OF THE SUB-ADVISER.

      (a) The Sub-Adviser shall make decisions with respect to all purchases and sales of securities and other investment assets for the New Star Portion. To carry out such decisions, the Sub-Adviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the New Star Portion of the Fund. In all purchases, sales and other transactions in securities and other assets for the New Star Portion of the Fund, the Sub-Adviser is authorized to exercise full discretion and act for the Trust and instruct the Fund's custodian (the "Custodian") in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

          The Sub-Adviser acknowledges that the Wells Fargo Funds may engage in transactions with certain sub-advisers in the fund complex (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act. Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other sub-adviser of a fund in the fund complex, or an affiliated person of a sub-adviser, concerning transactions for a fund in securities or other fund assets. With respect


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to a multi-managed Fund, the Sub-Adviser shall be limited to providing investment advice with respect to only the discrete portion of the Fund's portfolio as may be determined from time-to-time by the Board or the Adviser, and shall not consult with the sub-adviser as to any other portion of the Fund's portfolio concerning transactions for the Fund in securities or other Fund assets.

      (b) The Sub-Adviser will report to the Board at each regular meeting thereof regarding the investment performance of the Funds since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Funds and the Sub-Adviser, and on its own initiative will furnish the Board and the Adviser from time to time with such information as the Sub-Adviser may believe appropriate, whether concerning the individual companies whose securities are held by a Fund, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The Sub-Adviser will also furnish the Board and the Adviser with such statistical and analytical information with respect to securities held by the Funds as the Sub-Adviser may believe appropriate or as the Board or the Adviser reasonably request.

          The Sub-Adviser shall promptly notify the Adviser of (i) any changes regarding the Sub-Adviser that would impact disclosure in the Trust's Registration Statement, or (ii) any violation of any requirement, provision, policy or restriction that the Sub-Adviser is required to comply with under
Section 6 of this Agreement. The Sub-Adviser shall immediately notify both the Adviser and the Trust of any legal process served upon it in connection with its activities hereunder, including any legal process served upon it on behalf of the Adviser, the Funds or the Trust. The Sub-Adviser shall reasonably cooperate with the Custodian in the Custodian's processing of class actions or other legal proceedings relating to the holdings (historical and/or current) of the Funds.

      (c) The Sub-Adviser may from time to time employ or sub-contract the services of certain persons as the Sub-Adviser believes to be appropriate or necessary to assist in the execution of the Sub-Adviser's duties hereunder; provided, however, that the employment or association with any such person shall not relieve the Sub-Adviser of its responsibilities or liabilities hereunder. The cost of performance of such duties shall be borne and paid by the Sub-Adviser. No obligation may be imposed on the Trust in any such respect.

          The Sub-Adviser shall supervise and monitor the activities of its representatives, personnel and agents in connection with the execution of its duties and obligations hereunder. The appropriate personnel of the Sub-Adviser will be made available to consult with the Adviser, the Trust and the Board at reasonable times and upon reasonable notice concerning the business of the Trust.

      (d) The Sub-Adviser shall maintain records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the 1940 Act. The Sub-Adviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Sub-


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Adviser pursuant to this Agreement required to be prepared and maintained by the
Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Sub-Adviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives (including the Adviser), shall have access to such books and records at all times during the Sub-Adviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Sub-Adviser to the Trust or the Trust's authorized representatives.

      SECTION 3. DELIVERY OF DOCUMENTS TO THE SUB-ADVISER. The Adviser has furnished the Sub-Adviser with true, correct and complete copies of the following documents:

            (a)   The Declaration of Trust, as in effect on the date hereof;

            (b) The Registration Statement filed with the Commission under the 1940 Act and the Securities Act;

            (c)   The Advisory Agreement; and

            (d) Written guidelines, policies and procedures adopted by the Trust.

      The Adviser will furnish the Sub-Adviser with all future amendments and supplements to the foregoing as soon as practicable after such documents become available. The Adviser shall furnish the Sub-Adviser with any further documents, materials or information that the Sub-Adviser may reasonably request in connection with the performance of its duties hereunder.

      The Sub-Adviser shall furnish the Adviser with written certifications, in such form as the Adviser shall reasonably request, that it has received and reviewed the most recent version of the foregoing documents provided by the Adviser and that it will comply with such documents in the performance of its obligations under this Agreement.

      SECTION 4. DELIVERY OF DOCUMENTS TO THE ADVISER. The Sub-Adviser has furnished, and in the future will furnish, the Adviser with true, correct and complete copies of each of the following documents:

            (a)   The Sub-Adviser's most recent Form ADV;

            (b)   The Sub-Adviser's most recent balance sheet;

            (c) The current Code of Ethics of the Sub-Adviser, adopted pursuant to Rule 17j-1 under the 1940 Act, and annual certifications regarding compliance with such Code; and

            (d) The results of any future examination of the Sub-Adviser by the Commission or other regulatory agency with respect to its activities as an investment adviser.

      The Sub-Adviser will furnish the Adviser with all such documents as soon as practicable after such documents become available, to the extent that such documents


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have been changed materially. The Sub-Adviser shall furnish the Adviser with any further documents, materials or information as the Adviser may reasonably request in connection with Sub-Adviser's performance of its duties under this Agreement, including, but not limited to, information regarding the Sub-Adviser's financial condition, level of insurance coverage and any certifications or sub-certifications which may reasonably be requested in connection with Fund registration statements, Form N-CSR filings or other regulatory filings.

      SECTION 5. CONTROL BY BOARD. As is the case with respect to the Adviser under the Advisory Agreement, any investment activities undertaken by the Sub-Adviser pursuant to this Agreement, as well as any other activities undertaken by the Sub-Adviser on behalf of the Funds, shall at all times be subject to the direction and control of the Trust's Board.

      SECTION 6. COMPLIANCE WITH APPLICABLE REQUIREMENTS. In carrying out its obligations under this Agreement, the Sub-Adviser shall at all times comply with:

      (a) investment guidelines, policies and restrictions established by the Board that have been communicated in writing to the Sub-Adviser;

      (b) all applicable provisions of the 1940 Act and the Advisers Act, and any rules and regulations adopted thereunder;

      (c) the Registration Statement of the Trust, as it may be amended from time to time, filed with the Commission under the Securities Act and the 1940 Act;

      (d) the provisions of the Declaration of Trust of the Trust, as it may be amended or supplemented from time to time;

      (e) the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Trust or the Funds, and any rules and regulations adopted thereunder, to the extent that such laws, rules or regulations impact the Sub-Adviser's provision of services hereunder; and

      (f) any other applicable provisions of state or federal law, and any rules and regulations adopted thereunder, to the extent that such laws, rules or regulations impact the Sub-Adviser's provision of services hereunder.

      SECTION 7. PROXIES. The Adviser shall have responsibility to vote proxies solicited with respect to issuers of securities in which assets of the Funds are invested from time to time in accordance with the Trust's policies on proxy voting. The Sub-Adviser will provide, when requested by the Adviser, information on a particular issuer to assist the Adviser in the voting of a proxy.

      SECTION 8. BROKER-DEALER RELATIONSHIPS. The Sub-Adviser is responsible for the purchase and sale of securities for the Funds, broker-dealer selection, and negotiation of


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brokerage commission rates. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best price and execution. In selecting a broker-dealer to execute each particular transaction for a Fund, the Sub-Adviser will consider such factors it considers to be relevant to the transaction, which are expected to include, among other things: the best net price available, the reliability, integrity and financial condition of the broker-dealer; the size of and difficulty in executing the order; and the value of the expected contribution of the broker-dealer to the Fund on a continuing basis. Accordingly, the price to the Fund in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified by other aspects of the portfolio execution services offered. Subject to such policies as the Board may from time to time determine, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of having caused a Fund to pay a broker or dealer that provides brokerage and research services to the Sub-Adviser an amount of commission for effecting a portfolio investment transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to the Fund and to other clients of the Sub-Adviser. The Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Funds to brokers and dealers who provide brokerage and research services within the meaning of Section 28(e) of the Securities Exchange Act of 1934 and in compliance therewith. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine and the Sub-Adviser will report on said allocations regularly to the Board, indicating the brokers to whom such allocations have been made and the basis therefore.

      Provided the investment objectives of the Funds are adhered to, the Sub-Adviser may aggregate sales and purchase orders of securities held in a Fund with similar orders being made at approximately the same time for other portfolios managed by the Sub-Adviser, if, in the Sub-Adviser's reasonable judgment, such aggregation will result in an overall economic benefit to the Fund. In accounting for such aggregated order, price and commission shall be averaged on a per bond or share basis daily. The Trust and the Adviser acknowledge that the Sub-Adviser's determination of such economic benefit to the Fund may be based on an evaluation that the Fund is benefited by relatively better purchase or sales price, lower commission expenses and beneficial timing of transactions, the Sub-Adviser's fiduciary duty to fairly allocate trading opportunities among its clients, or a combination of these and other factors. The allocation of securities so purchased or sold shall be made by the Sub-Adviser in the manner that the Sub-Adviser considers to be most equitable and consistent with its fiduciary obligations to the Fund and other clients. The Sub-Adviser represents and acknowledges that it is solely responsible for complying with any and all applicable pronouncements of the Commission or its staff with respect to the requirements for aggregating trades as may be set out in any interpretive release and/or no-action letters issued by the Commission staff ("SEC Requirements"). The Sub-Adviser further agrees to hold the Trust and the Adviser harmless from any and all loss, damage or liability resulting from the Sub-Adviser's failure to comply with any


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applicable SEC Requirements. The Sub-Adviser shall not be responsible for any acts or omissions by any broker or dealer, provided that the Sub-Adviser did not act with negligence or willful misconduct in the selection of such broker or dealer.

      SECTION 9. EXPENSES. All of the ordinary business expenses incurred in the operations of the Funds and the offering of their shares shall be borne by the Funds unless specifically provided otherwise in this Agreement. The expenses borne by the Funds include, but are not limited to, brokerage commissions, taxes, legal, auditing or governmental fees, the cost of preparing share certificates, custodian, transfer agent and shareholder service agent costs, expense of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings, the cost of preparing and distributing reports and notices to shareholders, the fees and other expenses incurred by the Funds in connection with membership in investment company organizations and the cost of printing copies of prospectuses and statements of additional information distributed to the Funds' shareholders.

      The Sub-Adviser shall pay its own expenses in connection with the services to be provided by it pursuant to this Agreement. In addition, the Sub-Adviser shall be responsible for reasonable out-of-pocket costs and expenses incurred by the Adviser or the Trust: (a) to amend the Trust's registration statement or supplement the Fund's prospectus, and circulate the same, to reflect a change in the personnel of the Sub-Adviser responsible for making investment decisions in relation to a Fund; (b) to obtain shareholder approval of a new sub-advisory agreement as a result of a "change in control" (as such term in defined in Section 2(a)(9) of the 1940 Act) of the Sub-Adviser, or to otherwise comply with the 1940 Act, the Securities Act, or any other applicable statute, law, rule or regulation, as a result of such change; or (c) to meet other legal or regulatory obligations caused by actions of the Sub-Adviser.

      SECTION 10. COMPENSATION. Upon receipt of shareholder approval of this Agreement, the Sub-Adviser shall be entitled to receive from the Adviser, a one-time, initial up-front payment equal to the difference between its ongoing fee under this Agreement and the lower fee paid to it during the term of the Interim Sub-Advisory Agreement between the parties dated September 15, 2004. In addition, as compensation for the sub-advisory services provided under this Agreement, the Adviser shall pay the Sub-Adviser fees, payable monthly, at the annual rates indicated on Schedule A hereto, as such Schedule may be amended or supplemented as agreed to in writing by the parties from time to time. Adviser shall pay Sub-Adviser such fee within thirty days after the end of each month. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Trust or the Funds with respect to compensation under this Agreement.

      SECTION 11. STANDARD OF CARE. The Trust and the Adviser will expect of the Sub-Adviser, and the Sub-Adviser will give the Trust and the Adviser the benefit of, the Sub-Adviser's best judgment and efforts in rendering its services to the Trust, and the Sub-Adviser shall not be liable hereunder for any mistake in judgment. In the absence of


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willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Sub-Adviser shall not be subject to liability to the Adviser, to the Trust or to any shareholders in the Trust for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

      SECTION 12. RECORDS. The Sub-Adviser shall, with respect to orders the Sub-Adviser places for the purchase and sale of portfolio securities of the Funds, maintain or arrange for the maintenance of the documents and records required pursuant to Rule 31a-1 under the 1940 Act, as well as trade tickets and confirmations of portfolio trades, and such other records as the Adviser reasonably requests to be maintained. All such records shall be maintained in a form acceptable to the Adviser and the Trust and in compliance with the provisions of Rule 31a-1 or any successor rule. All such records will be the property of the Trust, and will be made available for inspection by the Trust and its authorized representatives (including the Adviser). The Sub-Adviser shall promptly, upon the Trust's request, surrender to the Trust those records which are the property of the Trust or any Fund; provided, however, that the Sub-Adviser may retain copies of such records.

      SECTION 13. TERM AND APPROVAL. This Agreement shall become effective with respect to a Fund after it is approved in accordance with the express requirements of the 1940 Act, and executed by the Trust, Adviser and Sub-Adviser and shall thereafter continue from year to year, provided that the continuation of the Agreement is approved in accordance with the requirements of the 1940 Act, which currently requires that the continuation be approved at least annually:

      (a) (i) by the Trust's Board of Trustees or (ii) by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act, and

      (b) by the affirmative vote of a majority of the Trust's Trustees who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

      SECTION 14. TERMINATION. As required under the 1940 Act, this Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by vote of the Trust's Board of Trustees or by vote of a majority of a Fund's outstanding voting securities, or by the Adviser or Sub-Adviser on sixty
(60) days' written notice to the other party. The notice provided for herein may be waived by the party entitled to receipt thereof. This Agreement shall automatically terminate in the event of its assignment, the term "assignment" for purposes of this paragraph having the meaning defined in Section 2(a)(4) of the 1940 Act, as it may be interpreted by the Commission or its staff in interpretive releases, or applied by the Commission staff in no-action letters, issued under the 1940 Act.


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      This Agreement may also be terminated immediately by the Adviser, the
Sub-Adviser or the Trust in the event that a respective party: (i) breaches a material term of this Agreement; or (ii) commits a material violation of any governing law or regulation; or (iii) engages in conduct that would have a material adverse effect upon the reputation or business prospects of a respective party.

      Upon termination of this Agreement, the Sub-Adviser shall be entitled to receive all fees and other monies accrued due up to the date of such termination but shall not be entitled to compensation in respect of such termination. Termination of this Agreement shall be without prejudice to the completion of transactions already initiated. Such transactions will be completed by the Sub-Adviser as soon as practicable.

      SECTION 15. INDEMNIFICATION BY THE SUB-ADVISER. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Trust or the Adviser, or any of their respective officers, directors, employees or agents, the Trust and the Adviser, respectively, shall not be responsible for, and the Sub-Adviser hereby agrees to indemnify and hold harmless the Trust and the Adviser (severally, but not jointly) against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising out of or attributable to the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees affiliates or agents.

      SECTION 16. INDEMNIFICATION BY THE TRUST AND THE ADVISER. In the absence of willful misfeasance, bad faith, negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser or any of its officers, directors, employees or agents, the Sub-Adviser shall not be responsible for, and the Trust and the Adviser (severally, but not jointly) hereby agree to indemnify and hold harmless the Sub-Adviser against any and all losses, damages, costs, charges, reasonable counsel fees, payments, expenses, liability, claims, actions, suits or proceedings at law or in equity whether brought by a private party or a governmental department, commission, board, bureau, agency or instrumentality of any kind, arising out of or attributable to conduct of the party from whom such indemnification is sought and relating to:
(i) the advertising, solicitation, sale, purchase or pledge of securities, whether of the Funds or other securities, undertaken by the Funds, their officers, directors, employees, affiliates or agents, (ii) any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Funds or the Adviser, respectively, or their respective officers, directors, employees, affiliates or agents, or (iii) the willful misfeasance, bad faith, negligent acts or reckless disregard of obligations or duties hereunder on the part of the Funds or the Adviser, respectively, or their respective officers, directors, employees, affiliates or agents.

      SECTION 17. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such


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other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: Karla M. Rabusch, and that of the Adviser shall be 525 Market Street, 12th Floor, San Francisco, California 94105, Attention: C. David Messman, and that of the Sub-Adviser shall be 1 Knightsbridge Green, London SW1V 2AR United Kingdom,
Attention: Mark Beale/Anna Kirk.

      SECTION 18. QUESTIONS OF INTERPRETATION. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such terms or provision of the 1940 Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission, or interpretations of the Commission or its staff, or Commission staff no-action letters, issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act or the Advisers Act reflected in any provision of this Agreement is revised by rule, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order. The duties and obligations of the parties under this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware to the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted.

      SECTION 19. AMENDMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If shareholder approval of an amendment is required under the 1940 Act, no such amendment shall become effective until approved by a vote of the majority of the outstanding shares of the affected Funds. Otherwise, a written amendment of this Agreement is effective upon the approval of the Board, the Adviser and the Sub-Adviser.

      SECTION 20. WELLS FARGO NAME. The Sub-Adviser and the Trust each agree that the name "Wells Fargo," which comprises a component of the Trust's name, is a property right of the parent of the Adviser. The Trust agrees and consents that: (i) it will use the words "Wells Fargo" as a component of its corporate name, the name of any series or class, or all of the above, and for no other purpose; (ii) it will not grant to any third party the right to use the name "Wells Fargo" for any purpose; (iii) the Adviser or any corporate affiliate of the Adviser may use or grant to others the right to use the words "Wells Fargo," or any combination or abbreviation thereof, as all or a portion of a corporate or business name or for any commercial purpose, other than a grant of such right to another registered investment company not advised by the Adviser or one of its affiliates; and (iv) in the event that the Adviser or an affiliate thereof is no longer acting as investment adviser to any Fund, the Trust shall, upon request by the Adviser, promptly take such action as may be necessary to change its corporate name to one not containing the words "Wells Fargo" and following such change, shall not use the words "Wells Fargo," or any combination thereof, as a part of its corporate name or for any other commercial purpose, and shall use its best efforts to cause its trustees, officers and


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

shareholders to take any and all actions that the Adviser may request to effect the foregoing and to reconvey to the Adviser any and all rights to such words.

      SECTION 21. RISK ACKNOWLEDGEMENT. The Sub-Adviser does not guarantee the future performance or any specific level of performance of the New Star Portion or of the Fund, the success of any investment decision or strategy that the Sub-Adviser may use, or the success of the Sub-Adviser's overall management of the New Star Portion. Each of the Trust and the Adviser understand that investment decisions made for the New Star Portion by the Sub-Adviser are subject to various market, currency, economic and business risks, and that those investment decisions will not always be profitable. The Sub-Adviser will manage only the securities, cash and other investments delegated to it which are held in the New Star Portion of the Fund's account and, in making investment decisions for the New Star Portion, the Sub-Adviser will not consider any other securities, cash or other investments owned by the Trust.

      SECTION 22. AUTHORITY TO EXECUTE AGREEMENT. Each of the individuals whose signature appears below represents and warrants that he or she has full authority to execute this Agreement on behalf of the party on whose behalf he or she has affixed his or her signature to this Agreement. The Trust and the Adviser will deliver to the Sub-Adviser such evidence of its authority with respect to this Agreement as Sub-Adviser may reasonably require. The Sub-Adviser will deliver to the Trust and the Adviser such evidence of its authority with respect to this Agreement as the Trust or the Adviser may reasonably require.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in triplicate by their respective officers on the day and year first written above.

                                        WELLS FARGO FUNDS TRUST
                                        on behalf of the Fund

                                        By:
                                           ------------------------------------
                                           C. David Messman
                                           Secretary

                                        WELLS FARGO FUNDS MANAGEMENT, LLC

                                        By:
                                           ------------------------------------
                                           Andrew Owen
                                           Senior Vice President

                                        NEW STAR INSTITUTIONAL MANAGERS
                                        LIMITED

                                        By:
                                           ------------------------------------
                                           Mark Beale
                                           Director

                                   APPENDIX A

                     NEW STAR INSTITUTIONAL MANAGERS LIMITED
                        INVESTMENT SUB-ADVISORY AGREEMENT

                             WELLS FARGO FUNDS TRUST

                  --------------------------------------------
                             WELLS FARGO FUNDS TRUST
                  --------------------------------------------

                            International Equity Fund

                             International Core Fund

                                Overseas Fund 1

                  --------------------------------------------

Most Recent Annual Approval Date:  March 28, 2008
Amendment to Appendix A:  December 1, 2007

--------------
1 On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

                                   SCHEDULE A

                             WELLS FARGO FUNDS TRUST
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                  FEE AGREEMENT

      This fee agreement is made as of the 1st day of February, 2005, by and between Wells Fargo Funds Trust (the "Trust"), Wells Fargo Funds Management, LLC (the "Adviser") and New Star Institutional Managers Limited (the "Sub-Adviser"); and

      WHEREAS, the parties have entered into an Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") whereby the Sub-Adviser provides management and other services to each series of the Trust listed in Appendix A to the Sub-Advisory Agreement (each a "Fund" and collectively the "Funds"); and

      WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties;

      NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated on a monthly basis by applying the following annual rates to the average daily net assets of the New Star Portion throughout the month:

--------------------------------------------------------------------------------
NAME OF FUND                           BREAKPOINTS            SUB-ADVISORY RATE
--------------------------------------------------------------------------------
International Equity Fund              First 50M              0.35%
                                       Next 500M              0.29%
                                       Over 550M              0.20%
--------------------------------------------------------------------------------
International Core Fund                First 50M              0.35%
                                       Next 500M              0.29%
                                       Over 550M              0.20%
--------------------------------------------------------------------------------
Overseas Fund 2                        First 50M              0.35%
                                       Next 500M              0.29%
                                       Over 550M              0.20%
--------------------------------------------------------------------------------

--------------
2 On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

      The foregoing fee schedule is agreed to as of December 1, 2007 and shall remain in effect until changed in writing by the parties.

                                        WELLS FARGO FUNDS TRUST
                                        on behalf of the Fund

                                        By:
                                           ------------------------------------
                                           C. David Messman
                                           Secretary

                                        WELLS FARGO FUNDS MANAGEMENT, LLC

                                        By:
                                           ------------------------------------
                                           Andrew Owen
                                           Senior Vice President

                                        NEW STAR INSTITUTIONAL MANAGERS
                                        LIMITED

                                        By:
                                           ------------------------------------
                                           Mark Beale
                                           Director